U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
                      WASHINGTON,  DC  20549

                            FORM  8-K
                            ---------
                         CURRENT  REPORT

PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE  SECURITIES  EXCHANGE  ACT OF 1934

    DATE  OF  REPORT  (DATE  OF  EARLIEST  EVENT  REPORTED): March 16, 2000


                 COMMISSION  FILE  NUMBER:  0-27229

                      AUTEO MEDIA, INC. fka

                 FLINTROCK FINANCIAL SERVICES, INC.
                 ---------------------------------
    (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)


                                  NEVADA
                                  -------
    (STATE  OR  OTHER  JURISDICTION  OF  INCORPORATION  OR  ORGANIZATION)

                                88-0409163
                        ------------------------
               (I.R.S.  EMPLOYER  IDENTIFICATION  NUMBER)

                       16700- 198th Ave., N.E.
                       Woodinville, WA 98072
        ---------------------------------------------------
          (ADDRESS  AND  PHONE  NUMBER  OF  PRINCIPAL  OFFICES)

                        1187 W. 16th Avenue
                     Vancouver, B.C., Canada   V6H
                     ---------------------- ------
   (FORMER  NAME  OR  FORMER  ADDRESS,  IF  CHANGED  SINCE  LAST  REPORT)

ITEM  5:  OTHER EVENTS

     On March 1, 2000, the Company exercised its option to acquire 82.5% of the total outstanding shares of Tysa Corporation, a private Washington corporation located in Seattle, Washington, for cash consideration of US$835,000 and the issuance of 2,100,000 shares of the Company's restricted shares of common stock. The 2,100,000 shares were issued as follows: 1,050,000 to Steve Van Leeuwen and 1,050,000 to Kathleen Van Leeuwen, wife of Steven Van Leeuwen, who each owned one-half of the 82.5% interest in Tysa Corporation.

Concurrent with the acquisition, Abdul Janmohamed resigned from the Board of Directors and Steve Van Leeuwen, former Director and President of Tysa Corporation, was appointed as a Director and President. In addition, the Board was increased from three to four members and Kathleen Van Leeuwen, former Director and Secretary of Tysa Corporation, was appointed to fill the vacancy in the Board and as Secretary and Treasurer of the Company.

        Tysa  operates  an  automotive  internet  and   point-of-purchase  busi-
ness in Washington and California under the name "Auteo Media" (www.auteo.com). Tysa's core business involves the collection of vehicle data and onsite digital photographs used to produce point-of-purchase window labels and internet services to approximately 120 vehicle dealerships in Washington and California.

     Tysa also conducts automotive auctions on its website www.bidthatcar.com, and runs electronic-to-print classified ads for vehicles on its website www.autoloco.com.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) The financial statements required to be filed by this item will be filed within 60 days after the date hereof.

      (b) The pro forma financial statements required to be filed by this item will be filed within 60 days after the date hereof.

      (c) The Share Exchange Agreement for acquisition of control of Tysa Corporation is attached hereto as Exhibit 99.

                             SIGNATURES

                             ==========

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AUTEO MEDIA, INC.
                                        /s/ STEVE VAN LEEUWEN
                                      ---------------------------------------
Dated: March 15, 2000                 Steve Van Leeuwen, President